Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 (File No. 333172060) of our report dated November 13, 2013 with respect to the audited consolidated financial statements of Soupman, Inc. for the year ended August 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

November 13, 2013